Exhibit 99.1

Landmark Infrastructure Partners LP Reports First Quarter 2017 Results

El Segundo, California, May 4, 2017 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its first quarter 2017 financial results.

Highlights

•	Completed acquisitions totaling $24.7 million year-to-date through April 30, 2017;
•	Announced a quarterly distribution of $0.3525 per common unit, representing year-over-year distribution growth of 6.8%;
•	Reported Q1 2017 revenue of $12.2 million, a 57% increase year-over-year;
•	Reported Q1 2017 net income of $3.5 million, EBITDA of $10.6 million, and Adjusted EBITDA of $11.2 million, a 56% increase in Adjusted EBITDA year-over-year;
•	Reported Q1 2017 distributable cash flow of $6.4 million, a 26% increase year-over-year; and
•	On April 20, the Partnership announced proposed changes to its legal structure intended to broaden its investor base by substantially eliminating UBTI and simplifying state income tax filings.

First Quarter 2017 Results

Revenue for the quarter ended March 31, 2017 increased 57% to $12.2 million compared to the first quarter of 2016.  Net income for the first quarter was $3.5 million, compared to a net loss of $0.4 million in the first quarter of 2016.  Net income per diluted common unit in the first quarter of 2017 increased to $0.09, compared to a net loss per diluted common unit of $0.03 in the first quarter of 2016.  EBITDA (earnings before interest, income taxes, depreciation and amortization) for the quarter ended March 31, 2017 increased 170% to $10.6 million compared to the first quarter of 2016.  The net income and EBITDA amounts for the quarter ended March 31, 2017 include the impact from $0.5 million of unrealized gain on derivatives, $0.5 million of acquisition-related expenses and $0.2 million of impairments.  Adjusted EBITDA for the quarter ended March 31, 2017 increased 56% to $11.2 million compared to the first quarter of 2016, and distributable cash flow increased 26% to $6.4 million compared to the first quarter of 2016.

“We are pleased with first quarter results and remain focused on achieving our operational and financial goals for 2017,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “We are excited about the numerous initiatives at the sponsor and Partnership level, which we believe will ultimately create unitholder value and drive future growth at LMRK.”

Quarterly Distributions

On April 20, 2017, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3525 per common unit, or $1.41 per common unit on an annualized basis, for the quarter ended March 31, 2017.  This quarter’s cash distribution, which represents a 6.8% increase year-over-year, marks the ninth consecutive quarter that the Partnership has increased its quarterly cash distribution since its IPO in November 2014.  The distribution is payable on May 15, 2017 to common unitholders of record as of May 1, 2017.

On April 20, 2017, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on May 15, 2017 to Series B preferred unitholders of record as of May 1, 2017.

On March 16, 2017, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.500 per Series A preferred unit, which was paid on April 17, 2017 to Series A preferred unitholders of record as of April 3, 2017.

Capital and Liquidity

As of March 31, 2017, the Partnership had $244.5 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $37.5 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

Year-to-date through April 30, 2017, the Partnership acquired a total of 20 assets for total consideration of approximately $24.7 million.  The acquisitions were immediately accretive to the Partnership’s distributable cash flow, and funded primarily with borrowings under the Partnership’s existing Facility.

At-The-Market (“ATM”) Equity Programs

In March, the Partnership filed an At-The-Market (“ATM”) program for its Series B preferred units.  In April, through its ATM issuance programs, the Partnership issued 143,930 Series A preferred units and 50,780 Series B preferred units for gross proceeds of approximately $3.6 million and $1.3 million, respectively.

2017 Guidance

The Partnership’s sponsor has expressed its intent to offer us the right to purchase $200 million of assets in 2017.  These acquisitions, combined with organic portfolio growth, are expected to drive distribution growth of 10% over the fourth quarter 2016 distribution of $0.35 per common unit by the fourth quarter 2017 (distribution to be paid in February 2018).

Proposed Changes to Legal Structure; REIT Subsidiary

On April 20, 2017, the Partnership announced that the board of directors of its general partner approved the pursuit of proposed changes to the structure through which the Partnership conducts its business.  These changes are designed to simplify tax reporting for unitholders and intended to broaden the Partnership’s investor base by substantially eliminating unrelated business taxable income (“UBTI”) allocated by the Partnership to tax-exempt investors, including individuals investing through tax-deferred accounts such as an individual retirement account (“IRA”).  The implementation of the changes contemplates moving the Partnership’s assets under a subsidiary intended to be taxed as a real estate investment trust (“REIT”).  If these proposed changes are successfully implemented, the Partnership’s reporting on Schedule K-1 is expected to be simplified to include predominately dividends and other corporate distributions and related expenses, and intended to eliminate the amount of state taxable income sourced to states other than the state of residence for most individual unitholders.  These changes are expected to apply to both the common and preferred units.  The proposed changes are not expected to impact the presentation of the Partnership’s financial results.  These proposed changes to the Partnership’s legal structure are not expected to be completed until the common unitholders (excluding the Partnership’s general partner and its affiliates) and subordinated unitholders, voting as separate classes, approve an amendment to the partnership agreement that imposes ownership limits on the holding of units in the Partnership necessary to support the new REIT subsidiary structure.

The Partnership currently expects to hold the meeting of the limited partners to approve the amendment to the partnership agreement sometime during the third quarter of 2017.  There is no assurance that the proposed changes will be approved or implemented in any particular time frame or at all.

Conference Call Information

The Partnership will hold a conference call on Thursday, May 4, 2017, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its first quarter 2017 financial and operating results.  The call can be accessed via a live webcast at http://edge.media-server.com/m/p/s2j6goig, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 5291241.

A webcast replay will be available approximately two hours after the completion of the conference call through May 4, 2018 at http://investor.landmarkmlp.com/phoenix.zhtml?c=253802&p=irol-calendar.  The replay is also available through May 13, 2017 by dialing 855-859-2056 or 404-537-3406 and entering the access code 5291241.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership owns and manages a diversified portfolio of real property interests, which includes long-term and perpetual easements, tenant lease assignments and fee simple properties, primarily located in the United States.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid, preferred distributions paid and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include our expected distribution growth for 2017, the deployment of proceeds from the recent equity offering, and expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2016 and Current Report on Form 8-K filed with the Commission on February 23, 2017.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended March 31,
	2017	2016(1)
Revenue
Rental revenue	$11,841	$9,739
Interest income on receivables	359	282
Total revenue	12,200	10,021
Expenses
Management fees to affiliate	—	73
Property operating	87	5
General and administrative	1,408	1,103
Acquisition-related	467	72
Amortization	3,129	2,521
Impairments	156	—
Total expenses	5,247	3,774
Other income and expenses
Interest expense	(3,920)	(3,305)
Unrealized gain (loss) on derivatives	494	(3,170)
Gain on sale of real property interests	—	374
Total other income and expenses	(3,426)	(6,101)
Net income	3,527	146
Less: Pre-acquisition net income from Drop-down Assets (1)	—	574
Less: Net income attributable to noncontrolling interests	3	—
Net income (loss) attributable to limited partners	3,524	(428)
Less: Distributions to preferred unitholders	(1,344)	—
Less: General Partner's incentive distribution rights	(88)	—
Net income (loss) attributable to common and subordinated unitholders	$2,092	$(428)
Net income (loss) per common and subordinated unit
Common units – basic	$0.09	$(0.03)
Common units – diluted	$0.09	$(0.03)
Subordinated units – basic and diluted	$0.09	$(0.03)
Weighted average common and subordinated units outstanding
Common units – basic	19,457	11,830
Common units – diluted	19,457	14,965
Subordinated units – basic and diluted	3,135	3,135
Other Data:
Total leased tenant sites (end of period)	1,966	1,827
Total available tenant sites (end of period)	2,039	1,865

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions, respectively, (the “Drop-down Assets”) from our sponsor Landmark Dividend LLC and affiliates (collectively “Landmark”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the Drop-down Assets. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission on May 4, 2017 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

In thousands, except per unit data

(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Land	$88,935	$88,845
Real property interests	501,990	490,030
Total land and real property interests	590,925	578,875
Accumulated amortization of real property interests	(28,686)	(25,967)
Land and net real property interests	562,239	552,908
Investments in receivables, net	17,204	17,440
Cash and cash equivalents	9,467	2,711
Restricted cash	1,840	2,851
Rent receivables, net	2,312	2,372
Due from Landmark and affiliates	427	566
Deferred loan costs, net	2,563	2,797
Deferred rent receivable	1,623	1,379
Derivative asset	2,119	1,860
Other intangible assets, net	15,618	15,730
Other assets	2,305	2,446
Total assets	$617,717	$603,060
Liabilities and equity
Revolving credit facility	$244,500	$224,500
Secured notes, net	112,342	112,435
Accounts payable and accrued liabilities	2,817	4,374
Other intangible liabilities, net	12,596	13,061
Prepaid rent	5,296	3,984
Derivative liabilities	141	376
Total liabilities	377,692	358,730
Commitments and contingencies
Equity
Series A cumulative redeemable preferred units, 863,657 units issued and outstanding at March 31, 2017 and December 31, 2016, respectively	19,393	19,393
Series B cumulative redeemable preferred units, 1,840,000 units issued and outstanding at March 31, 2017 and December 31, 2016, respectively	44,256	44,256
Common units, 19,465,899 and 19,450,555 units issued and outstanding at March 31, 2017 and December 31, 2016, respectively	289,531	294,296
Subordinated units, 3,135,109 units issued and outstanding	21,707	22,524
General Partner	(134,664)	(135,630)
Accumulated other comprehensive income (loss)	(301)	(509)
Total limited partners' equity	239,922	244,330
Noncontrolling interests	103	—
Total equity	240,025	244,330
Total liabilities and equity	$617,717	$603,060

Landmark Infrastructure Partners LP

Real Property Interest Table

	Available Tenant Sites (1)		Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	965	1,231	78.6	(7)	1,185	30			$6,653	56%
Outdoor Advertising	407	488	86.7	(7)	477	18			1,821	15%
Renewable Power Generation	20	51	30.3	(7)	51	29.8			252	2%
Subtotal	1,392	1,770	80.2	(7)	1,713	26.7			$8,726	73%
Tenant Lease Assignment only (8)
Wireless Communication	142	198	51.0		182	19.1			$1,218	11%
Outdoor Advertising	20	20	68.7		20	15.8			159	1%
Subtotal	162	218	52.7		202	18.7			$1,377	12%
Tenant Lease on Fee Simple
Wireless Communication	9	16	99.0	(7)	16	18.1			$92	1%
Outdoor Advertising	19	23	99.0	(7)	23	10.1			125	1%
Renewable Power Generation	10	12	99.0	(7)	12	32.4			1,521	13%
Subtotal	38	51	99.0	(7)	51	17.7			$1,738	15%
Total	1,592	2,039	77.6	(9)	1,966	25.7			$11,841	100%
Aggregate Portfolio
Wireless Communication	1,116	1,445	75.1		1,383	28.4	96%	$1,847	$7,963	68%
Outdoor Advertising	446	531	86.5		520	17.6	98%	1,355	2,105	17%
Renewable Power Generation	30	63	35.6		63	30.6	100%	9,382	1,773	15%
Total	1,592	2,039	77.6	(9)	1,966	25.7	96%	$1,847	$11,841	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of March 31, 2017 were 4.0, 8.3, 19.7 and 5.4 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended March 31, 2017. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 68 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands

(Unaudited)

	Three Months Ended March 31,
	2017	2016(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$3,527	$146
Interest expense	3,920	3,305
Amortization expense	3,129	2,521
EBITDA	$10,576	$5,972
Impairments	156	—
Acquisition-related	467	72
Unrealized (gain) loss on derivatives	(494)	3,170
Gain on sale of real property interests	—	(374)
Unit-based compensation	105	105
Straight line rent adjustments	(244)	(94)
Amortization of above- and below-market rents, net	(283)	(395)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	955	800
Adjusted EBITDA	$11,238	$9,256
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$6,779	$5,542
Unit-based compensation	(105)	(105)
Unrealized gain (loss) on derivatives	494	(3,170)
Amortization expense	(3,129)	(2,521)
Amortization of above- and below-market rents, net	283	395
Amortization of deferred loan costs and discount on secured notes	(438)	(377)
Receivables interest accretion	9	19
Impairments	(156)	—
Gain on sale of real property interests	—	374
Allowance for doubtful accounts	(15)	—
Working capital changes	(195)	(11)
Net income	$3,527	$146
Interest expense	3,920	3,305
Amortization expense	3,129	2,521
EBITDA	$10,576	$5,972
Less:
Gain on sale of real property interests	—	(374)
Unrealized gain on derivatives	(494)	—
Straight line rent adjustment	(244)	(94)
Amortization of above- and below-market rents, net	(283)	(395)
Add:
Impairments	156	—
Acquisition-related	467	72
Unrealized loss on derivatives	—	3,170
Unit-based compensation	105	105
Deemed capital contribution to fund general and administrative expense reimbursement (2)	955	800
Adjusted EBITDA	$11,238	$9,256
Less:
Expansion capital expenditures	(12,443)	—
Cash interest expense	(3,482)	(2,928)
Distributions to preferred unitholders	(1,344)	—
Distributions to noncontrolling interest holders	(3)	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	12,443	—
Distributable cash flow	$6,409	$6,328

(1)

Financial information prior to the closing of drop-down transactions has been retroactively adjusted for certain assets acquired from Landmark during the year ended December 31, 2016. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

In thousands, except per unit data (Unaudited)

	Three Months Ended March 31,
	2017	2016(1)
	Landmark	Landmark	Drop-down
	Infrastructure	Infrastructure	Assets	Consolidated
	Partners LP	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$11,841	$7,573	$2,166	$9,739
Interest income on receivables	359	203	79	282
Total revenue	12,200	7,776	2,245	10,021
Expenses:
Management fees to affiliate	—	—	73	73
Property operating	87	5	—	5
General and administrative	1,408	1,103	—	1,103
Acquisition-related	467	72	—	72
Amortization	3,129	2,002	519	2,521
Impairments	156	—	—	—
Total expenses	5,247	3,182	592	3,774
Other income and expenses
Interest expense	(3,920)	(2,348)	(957)	(3,305)
Unrealized gain (loss) on derivatives	494	(3,048)	(122)	(3,170)
Gain on sale of real property interests	—	374	—	374
Total other income and expenses	(3,426)	(5,022)	(1,079)	(6,101)
Net income (loss)	$3,527	$(428)	$574	$146
Add:
Interest expense	3,920	2,348	957	3,305
Amortization expense	3,129	2,002	519	2,521
EBITDA	$10,576	$3,922	$2,050	$5,972
Less:
Gain on sale of real property interests	—	(374)	—	(374)
Unrealized gain on derivatives	(494)	—	—	—
Straight line rent adjustments	(244)	(26)	(68)	(94)
Amortization of above- and below-market rents	(283)	(321)	(74)	(395)
Add:
Impairments	156	—	—	—
Acquisition-related expenses	467	72	—	72
Unrealized loss on derivatives	—	3,048	122	3,170
Unit-based compensation	105	105	—	105
Deemed capital contribution to fund general and administrative expense reimbursement (2)	955	800	—	800
Adjusted EBITDA	$11,238	$7,226	$2,030	$9,256
Less:
Expansion capital expenditures	(12,443)	—	—	—
Cash interest expense	(3,482)	(2,151)	(777)	(2,928)
Distributions to preferred unitholders	(1,344)	—	—	—
Distributions to noncontrolling interest holders	(3)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	12,443	—	—	—
Distributable cash flow	$6,409	$5,075	$1,253	$6,328
Annualized quarterly distribution per unit	$1.41	$1.32
Distributions to common unitholders	6,859	3,904
Distributions to Landmark Dividend – subordinated units	1,105	1,034
Distributions to the General Partner – incentive distribution rights	87	—
Total distributions	$8,051	$4,938
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(1,642)	$137
Coverage ratio (3)	0.80x	1.03x

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.